Exhibit 10.27

COLLEGIATE FUNDING SERVICES, INC.
2002 STOCK INCENTIVE PLAN

(Formerly known as the CFSL Holdings, Inc. 2002 Stock Incentive Plan)

Amended and Restated June 21, 2004

NOTICE OF RESTRICTED STOCK AWARD

Grantee’s Name and Address:	«First_Name» «MI» «Last_Name»
«Street_Address»
«City», «State» «ZIP»

     You have been granted shares of restricted Common Stock, subject to the terms and conditions of this Notice of Restricted Stock Award (the “Notice”), the Collegiate Funding Services, Inc. 2002 Stock Incentive Plan (formerly known as the CFSL Holdings Corp. 2002 Stock Incentive Plan), as amended from time to time (the “Plan”) and the Restricted Stock Award Agreement (the “Restricted Stock Agreement”) attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Award Number:	«Number»

Date of Award:

Total Number of Shares Subject
to the Award (the “Restricted Shares”):	«Restricted_Shares»

Expiration Date:	N/A

Vesting Schedule:

     Subject to the Grantee’s Continuous Service and other limitations set forth in this Notice, the Plan, the Restricted Stock Agreement and any then-effective written agreement between the Grantee and the Company, the Restricted Shares shall vest and become nonforfeitable with respect to twenty-five percent (25%) of the Shares initially granted hereunder on each of the first, second, third and fourth anniversaries of the Date of Award.

     During any authorized leave of absence, the vesting of the Restricted Shares as provided in this schedule shall be suspended after the leave of absence exceeds a period of ninety (90) days. Vesting of the Restricted Shares shall resume upon the Grantee’s termination of the leave of absence and return to service to the Company or a Related Entity. The Vesting Schedule of the Restricted Shares shall be extended by the length of the suspension.

     In the event of the Grantee’s change in status from Employee to Consultant or from an Employee whose customary employment is 20 hours or more per week to an Employee whose customary employment is fewer than 20 hours per week, vesting of the Restricted Shares shall continue only to the extent determined by the Committee as of the time of such change in status.

     In the event of termination of the Grantee’s Continuous Service for any reason other than Disability or death, the Restricted Shares shall, to the extent not then vested, be forfeited by the Grantee without consideration, except as otherwise determined by the Committee.

     In the event of a Change in Control or the Grantee’s termination of Continuous Service due to the Grantee’s death or Disability, the Restricted Shares shall, to the extent not then vested and not previously forfeited, immediately become fully vested.

     IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Restricted Shares are to be governed by the terms and conditions of this Notice, the Plan and the Restricted Stock Agreement.

COLLEGIATE FUNDING SERVICES, INC. a Delaware corporation

By:

Name: J. Barry Morrow
Title: Chief Executive Officer

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE RESTRICTED SHARES SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE RESTRICTED SHARES OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE RESTRICTED STOCK AGREEMENT OR THE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE RIGHT OF THE GRANTEE’S EMPLOYER TO TERMINATE GRANTEE’S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, GRANTEE’S STATUS IS AT WILL.

The Grantee acknowledges receipt of a copy of the Plan and the Restricted Stock Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Restricted Shares subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Plan and the Restricted Stock Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan and the Restricted Stock Agreement. The Grantee hereby agrees that all disputes arising out of or relating to this Notice, the Plan and the Restricted Stock Agreement shall be resolved in accordance with Section 16 of the Restricted Stock Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:	Signed:

Grantee:

2

Award Number: __«Number»______

COLLEGIATE FUNDING SERVICES, INC.
2002 STOCK INCENTIVE PLAN

(Formerly known as the CFSL Holdings, Inc. 2002 Stock Incentive Plan)

Amended and Restated: June 21, 2004

RESTRICTED STOCK AWARD AGREEMENT

     1. Grant of Restricted Shares. The Company hereby grants to the Grantee (the “Grantee”) named in the Notice of Restricted Stock Award (the “Notice”), a Restricted Stock Award consisting of the Total Number of Shares of Common Stock (hereinafter called the “Restricted Shares”) set forth in the Notice, subject to the terms and provisions of the Notice, this Restricted Stock Award Agreement (the “Restricted Stock Agreement”) and the Collegiate Funding Services, Inc. 2002 Stock Incentive Plan (formerly known as the CFSL Holdings Corp. 2002 Stock Incentive Plan), as amended from time to time (the “Plan”), which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Agreement.

     2. Grantee’s Representations. The Grantee understands that, at any time prior to the Registration Date, neither the Restricted Shares will not have been registered under the Securities Act of 1933, as amended or any United States securities laws. In the event the Restricted Shares have not been registered under the Securities Act of 1933, as amended, at the time the Restricted Shares vest, the Grantee shall, if requested by the Company, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

     3. Vesting. Subject to the Grantee’s Continuous Service with the Company, the Restricted Shares shall vest and become nonforfeitable with respect to 25% of the Restricted Shares initially granted hereunder on each of the first, second, third and fourth anniversaries of the Date of Award. Notwithstanding the foregoing, in the event the above vesting schedule results in the vesting of any fractional shares, such fractional shares shall not be deemed vested hereunder but shall vest and become nonforfeitable when such fractional shares aggregate whole shares.

     4. Termination or Change of Continuous Service. If the Grantee’s Continuous Service is terminated for any reason (any such date being referred to herein as the “Termination Date”) other than death or Disability, the Restricted Shares shall, to the extent not then vested, be forfeited by the Grantee without consideration. In the event of the Grantee’s change in status from Employee, Director or Consultant to any other status of Employee, Director or Consultant, the Restricted Shares shall remain in effect and, except to the extent otherwise determined by the Committee, continue to vest.

     (a) Disability of Grantee. In the event the Grantee’s Continuous Service terminates as a result of his or her Disability, the Restricted Shares shall become fully vested and nonforfeitable as of the Termination Date.

     (b) Death of Grantee. In the event of the termination of the Grantee’s Continuous Service as a result of his or her death or in the event of the Grantee’s death during the six (6) month period following the Grantee’s termination of Continuous Service as a result of his or her Disability, the unvested Restricted Shares shall become fully vested and nonforfeitable.

     5. Change in Control. Notwithstanding any other provisions of this Restricted Stock Agreement or the Notice to the contrary, in the event of a Change in Control, the Restricted Shares shall, to the extent not then vested and not previously forfeited, immediately become fully vested.

     6. Transferability of Restricted Shares. The Restricted Shares may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution, and, during the lifetime of the Grantee, by gift and/or pursuant to a domestic relations order to members of the Grantee’s Immediate Family to the extent and in the manner determined by the Committee, and/or by transfer to a guardian of the Grantee if necessary in the event of the Disability of the Grantee. The terms of the Restricted Shares shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

     7. Lock-Up Agreement.

          (a) Agreement. The Grantee, if requested by the Company and the lead underwriter of any public offering of the Common Stock or other securities of the Company (the “Lead Underwriter”), hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, or such shorter period of time as the Lead Underwriter shall specify. The Grantee further agrees to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to such Common Stock subject to the lock-up period until the end of such period. The Company and the Grantee acknowledge that each Lead Underwriter of a public offering of the Company’s stock, during the period of such offering and for the 180-day period thereafter, is an intended beneficiary of this Section 7.

          (b) No Amendment Without Consent of Underwriter. During the period from identification as a Lead Underwriter in connection with any public offering of the Company’s Common Stock until the earlier of (i) the expiration of the lock-up period specified in Section 7(a) in connection with such offering or (ii) the abandonment of such offering by the Company and the Lead Underwriter, the provisions of this Section 7 may not be amended or waived except with the consent of the Lead Underwriter.

     8. Certificates. Certificates evidencing the Restricted Shares shall be issued by the Company and shall be registered in the Grantee’s name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to the vesting of such Restricted Shares pursuant to Section 3. As a condition to the receipt of this Restricted Stock Award, the Grantee shall deliver to the Company a stock power, duly endorsed in blank, relating to the Restricted Shares. No certificates shall be issued for fractional shares.

     9. Rights as a Stockholder. The Grantee shall be the record owner of the Restricted Shares until or unless such Restricted Shares are forfeited pursuant to Section 4 hereof, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights with respect to the Restricted Shares and the Participant shall receive, when paid, any dividends on all of the Restricted Shares granted hereunder as to which the Grantee is the record holder on the applicable record date. As soon as practicable following the vesting of any Restricted Shares pursuant to Section 3, certificates for the Restricted Shares which shall have vested shall be delivered to the Grantee or to the Grantee’s legal guardian or representative along with the stock powers relating thereto.

     10. Legend on Certificates. The certificates representing the vested Restricted Shares delivered to the Grantee as contemplated by Section 9 above shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     11. No Right to Continued Employment. The granting of the Restricted Shares evidenced by this Restricted Stock Agreement shall impose no obligation on the Company or any Related Entity to continue the employment of the Grantee and shall not lessen or affect the Company’s or the Related Entity’s right to terminate the employment of the Grantee.

     12. Withholding. The Grantee may be required to pay to the Company or any Related Entity, and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Restricted Shares, their grant or vesting or any payment or transfer with respect to the Restricted Shares and to take such action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

     13. Securities Laws. Upon the vesting of any Restricted Shares, the Grantee will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Restricted Stock Agreement.

     14. Entire Agreement: Governing Law. The Notice, the Plan and this Restricted Stock Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the

Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice, the Plan and this Restricted Stock Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice, the Plan and this Restricted Stock Agreement are to be construed in accordance with and governed by the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties. Should any provision of the Notice, the Plan or this Restricted Stock Agreement be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

     15. Headings. The captions used in the Notice and this Restricted Stock Agreement are inserted for convenience and shall not be deemed a part of the Restricted Stock for construction or interpretation.

     16. Dispute Resolution. The provisions of this Section 16 shall be the exclusive means of resolving disputes arising out of or relating to the Notice, the Plan and this Option Agreement. The Company, the Grantee and the Grantee’s assignees (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Notice, the Plan and this Restricted Stock Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action or proceeding arising out of or relating to the Notice, the Plan or this Restricted Stock Agreement shall be brought in the United States District Court for the Southern District of New York (or should such court lack jurisdiction to hear such action, suit or proceeding, in a New York state court in the County of New York) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 16 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

     17. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail (if the parties are within the United States) or upon deposit for delivery by an internationally recognized express mail courier service (for international delivery of notice), with postage and fees prepaid, addressed to the other party at its address as shown beneath its signature in the Notice, or to such other address as such party may designate in writing from time to time to the other party.

     18. Confidentiality. The Company shall provide to Grantee, during the period for which Grantee has one or more Awards outstanding, copies of financial statements of the Company at least annually. Grantee understands and agrees that such financial statements are confidential and shall not be disclosed by Grantee, to any entity or person, for any reason, at any time, without the prior written consent of the Company, unless required by law. If disclosure of such financial statements is required by law, whether through subpoena, request for production, deposition, or otherwise, Grantee promptly shall provide written notice to Company, including copies of the subpoena, request for production, deposition or otherwise, within five (5) business days of their receipt by Grantee and prior to any disclosure so as to provide Company an opportunity to move to quash or otherwise to oppose the disclosure. Notwithstanding the foregoing, Grantee may disclose the terms of such financial statements to his or her spouse or domestic partner, and for legitimate business reasons, to legal, financial and tax advisors.